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                                                                   EXHIBIT 23.2

                              CONSENT OF COUNSEL

The Board of Directors
Euronet Services Inc.:

  We consent to the reference to our firm under the heading "Legal Matters." In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Arent Fox Kintner Plotkin & Kahn,
                                           PLLC

Washington, D.C.

May 6, 1998